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                                                                   EXHIBIT 10.14


                                      LEASE

     THIS LEASE is made this 23rd day of June, 1989, by and between WEST CAMPUS SQUARE JOINT VENTURE ("Landlord") and G.I. JOE'S, INC., an Oregon corporation ("Tenant").

                                    RECITALS

     A. Landlord is the owner of good and marketable fee simple title in and to certain real property situated in Federal Way, King County, Washington, being more particularly described on EXHIBIT A attached hereto and made a part hereof, upon which real property Landlord intends to develop a shopping center (the "Shopping Center") substantially as described on the current site plan attached hereto as EXHIBIT B and made a part hereof (the "Site Plan").

     B. Landlord intends to construct upon a certain portion of land within the Shopping Center, as outlined in red on the Site Plan (the "Land"), a certain building containing a floor area of approximately 55,960 square feet (the "Building").

     C. Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the Land and Building, including the immediately adjoining sidewalk in front of the Building and the loading dock and trash compactor areas adjacent to or used in connection with the Building, (the "Leased Premises") in order to operate on the Leased Premises a G.I. Joe's general merchandising store.

     NOW, THEREFORE, in consideration of the aforementioned recitals which are incorporated herein, and the mutual covenants, promises and agreements hereinafter set forth, Landlord hereby grants, demises and leases to Tenant, and Tenant hereby accepts, acquires and leases from Landlord, the Leased Premises, together with a nonexclusive and perpetual easement in, through and over all parking areas, access areas and any common area of the Shopping Center, as shown on the Site Plan attached hereto, for parking and pedestrian and vehicular ingress and egress from and to the Leased Premises to the public streets and/or highways adjacent to the Shopping Center, at all times, for Tenant, its customers, invitees, guests and employees and for all trucks, automobiles and other vehicles delivering merchandise to the Leased Premises, in common with other occupants of the Shopping Center, in accordance with all of the terms, covenants and conditions hereinafter set forth.

                                    AGREEMENT

     1. Term. The term of this Lease shall be thirty (30) years, beginning on the Commencement Date (as hereinafter defined) and ending thirty (30) years

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thereafter. Landlord and Tenant agree to execute a writing which may be recorded against the title to the Leased Premises in the land records of King County, Washington which sets forth the Commencement Date of this Lease.

     2. Option to Renew.

          (a) Exercise of Option. Landlord hereby grants to Tenant the option to renew this Lease for four (4) additional periods of ten (10) years each from and after the date of expiration of the term hereof, or any renewal terms hereof, upon the same terms, covenants and conditions herein set forth, except for base rent which shall be determined as hereinafter set forth; provided, however, that Tenant is not then in default under the terms of the Lease. If Tenant elects to exercise said option to renew, Tenant shall do so by giving Landlord written notice thereof not less than two hundred ten (210) days prior to the last day of the term of this Lease or the then-current renewal term hereof. Such exercise shall be conditional upon Landlord and Tenant determining a base rent for the renewal term as hereinafter set forth which is satisfactory to Tenant. The giving of such notice shall be sufficient to make this Lease binding for the renewal term without further act of the parties.

          (b) Renewal Term Base Rent. The base rent during any renewal term shall be the then fair market rental value of the Land (valued as unimproved and having a general retail use), as determined by mutual agreement of the parties hereto, or, in the absence of such mutual agreement, the parties hereto agree that such base rent shall be determined by an independent appraisal in the manner hereinafter specified. In either case, base rent shall be determined consistently with the formula for base rent used for the initial term of this Lease and in no event shall the Land value as used in the formula be less than $8 per square foot or the rate of return be less than 11 1/2%. If Landlord and Tenant cannot, at least one hundred eighty (180) days prior to the expiration of the term or any renewal term of this Lease (which date is hereinafter called the "Expiration Date"), as the case may be, agree on the applicable fair market rental value of the Land for that entire renewal term, Landlord and Tenant shall each immediately appoint and pay for an independent appraiser to determine fair market rental value for the Land for such entire renewal term. Any such appraiser shall be an MAI with not less than five (5) years experience in the appraisal of commercial property. In such event, if the appraisers agree on the fair market rental value, such amount shall be deemed to be the base rent. If such appraisers cannot agree on such fair market rental value at least one hundred fifty (150) days prior to the Expiration Date, such appraisers shall select a third independent appraiser of like qualifications (the cost of which appraiser shall be equally divided between Landlord and Tenant), and the third appraiser shall be instructed to determine fair market rental value of the Land within one hundred twenty (120) days prior to the Expiration Date. In such event the base rent for the Leased

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Premises for such renewal term shall be deemed to be the average of the three appraisals. At such time, Tenant shall give written notice to Landlord either exercising or not exercising the option to renew. If Tenant elects not to exercise such option, then it shall pay the cost of the three (3) appraisals.

          (c) Renewal Term Percentage Rent. The Percentage Rent for each year of any renewal term shall be paid monthly as one-twelfth (1/12th) of the Percentage Rent paid for the last full fiscal year prior to the commencement of that Lease year. At the end of each of Tenant's fiscal years during such renewal term, the actual Percentage Rent shall be calculated as provided herein and the appropriate party shall reimburse the other in the event the Percentage Rate paid during the Lease year exceeds or is less than the actual Percentage Rent due.

     3. Rent.

          (a) Base Rent. Tenant shall pay to Landlord, as base rent for the Leased Premises, an amount calculated in accordance with a formula consisting of the product of the area of property utilized by Tenant (the square footage of the ground floor of Tenant's Building multiplied by four or 223,840 square feet), multiplied by the value of such property ($8/square foot), multiplied by Landlord's rate of return (11 1/2%), which product is then divided by twelve
(12) months to equal the sum of Seventeen Thousand One Hundred Sixty-One Dollars ($17,161) per month. If the Building as constructed does not contain 55,960 square feet, the base rent shall be adjusted accordingly. The monthly rent shall be paid, in advance, on or before the first day of each calendar month during the term of this Lease, commencing on the Commencement Date (as hereinafter defined). Rent for the first and last months of the lease term shall be prorated on a daily basis if the Lease commences or terminates on a day other than the first day of the month.

          (b) Construction Rent. Tenant shall pay, as additional rent for the Leased Premises ("Construction Rent"), a monthly payment in an amount sufficient to fully amortize the Construction Cost (as hereinafter defined) over the remaining initial term of the Lease at the Loan Interest Rate (as hereinafter defined). Notwithstanding any financing or refinancing of the Construction Cost by Landlord, Tenant shall fully amortize the Construction Cost by the expiration of the initial term of this Lease. The term "Construction Cost" shall mean the amount set forth in the Construction Budget (as hereinafter defined), plus Tenant's pro rata share of the amount set forth in the Site Budget (as hereinafter defined), as the same may be amended from time to time upon the mutual agreement of Landlord and Tenant, plus any loan origination fees or other loan fees or costs incurred by Landlord in connection with any interim or permanent loan from an institutional investor which Landlord obtains in order to finance or refinance the Construction Cost. The term "Loan Interest Rate" shall mean the stated

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rate of interest from time to time applicable to any interim or permanent loan which Landlord obtains in order to finance the Construction Cost. The Construction Rent shall be payable in arrears beginning on the first day of the second calendar month following the Commencement Date. If the Commencement Date falls on a date other than the first day of a calendar month, or if the last day of the term hereof falls on a date other than the last day of a calendar month, then rent for such month shall be adjusted pro rata. In the event the Shopping Center is sold to a cash buyer, then Tenant shall continue to pay, throughout the initial term of the Lease, Construction Rent in the same amount as paid immediately prior to such sale, provided that if such sale occurs prior to Landlord's obtaining a permanent loan for the Construction Cost, the Construction Rent shall be that rent which would have been paid by Tenant as provided herein, assuming a fair market loan for the Construction Cost.

          (c) Taxes. Tenant shall pay, as additional rent, before any fine, penalty, interest, or cost may be added thereto for the nonpayment thereof, all ad valorem taxes, assessments, and other governmental levies and charges of any kind which are assessed or imposed upon the Leased Premises, including both the land and improvements thereon, or any part thereof, or which become payable during the term of this Lease and any extensions hereof. In the event the Leases Premises are not assessed and taxed separately from the Shopping Center, then Tenant shall pay its pro rata share of such taxes and assessments of the Shopping Center as provided in paragraph 32(c)(ii) below; provided, however, Landlord shall use its best efforts to have the Leased Premises assessed and taxed separately from the Shopping Center. In the event that any assessments are assessed, Landlord shall elect, if permitted to do so, to pay the amount of such assessments in installments. In such event, Tenant shall pay when due only the amount of such installments falling due during the term of this Lease. All taxes and assessments which are assessed prior to but payable in whole or in installments after the Commencement Date, and all taxes and assessments which are assessed during the term but payable in whole or in installments after the end of the term, shall be adjusted and prorated so that Landlord shall pay its prorated share for the period prior to and for the period subsequent to the term of this Lease, and Tenant shall pay its prorated share for the term of this Lease.

          (d) Late Charge. If rent is not paid within ten (10) days after it is due, Landlord may, at its option, impose a late charge equal to One Thousand Dollars ($1,000). Furthermore, any payments which remain in default after Landlord gives written notice to Tenant regarding such default shall accrue interest at the lower of fifteen percent (15%) per annum or the highest rate permitted by applicable law.

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     4. Percentage Rent.

          (a) Gross Sales. Tenant agrees, within thirty (30) days after the end of each fiscal year of Tenant (February 1 through January 31), commencing at the end of Tenant's fiscal year beginning on February 1 of the year immediately following the Commencement Date, to determine and report to Landlord Tenant's Gross Sales from its use or occupancy of the Leased Premises and/or from the business conducted on or in connection therewith ("Gross Sales"). The term "Gross Sales" shall exclude any sales to employees under company plans which do not exceed two percent (2%) of Gross Sales, transfers of merchandise between G.I. Joe's stores, receipts from the sale of tickets (except that portion of such sales representing commissions or fees received by Tenant or its affiliates), the amount of returns and refunds, discounts actually made or given in the ordinary course of business, carrying charges included in the selling price on conditional sales contracts, financing charges on credit card sales where the financing charge is not collected at the Leased Premises, and the amount of any sales tax or other excise tax imposed upon said sales and charges if such sales tax, excise tax or similar tax is billed to the purchaser as a separate item, but, except as excluded above, shall include, among other things, all gross income, fees or commissions from any other operations in, at or upon the Leased Premises, all deposits received by Tenant at the Leased Premises and not refunded, all orders received in the Leased Premises by telephone or mail due to catalog or other canvassing methods, and the selling price of all goods, wares and merchandise sold, leased or licensed or services rendered in, on or from the Leased Premises or Tenant's activities in the Shopping Center, directly by Tenant or through its sublessees, licensees and concessionaires. The percentage rent shall be equal to three-quarters of one percent (3/4 of 1%) of Gross Sales exceeding fifteen million dollars ($15,000,000) during each fiscal year of Tenant occurring during the term of this Lease, including any renewal periods. Tenant agrees to pay Landlord such percentage rent, as additional rent, April 1 of each lease year commencing at the end of the first fiscal year of Tenant which starts after the Commencement Date. Percentage rent for any lease month occurring after the Commencement Date but prior to the start of Tenant's first fiscal year shall be prorated on the basis of, and paid at the same time as, the percentage rent payable during such first fiscal year. Furthermore, in the event the term of this Lease ends on a date other than the ending date of Tenant's fiscal year, percentage rent for that fiscal year shall be prorated on the basis of percentage rent paid by Tenant in the previous fiscal year and shall be paid to Landlord within thirty (30) days of the end of the term of this Lease.

          (b) Gross sales Records. Tenant covenants for that purpose of ascertaining the amount of such Gross Sales for any fiscal year as hereinabove provided that it and its sublessees, licensees and concessionaires will keep accurate books of account which shall clearly and accurately show all Gross Sales as aforesaid,

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and will keep an accurate accounting system in such manner that it can be readily checked and audited by a competent accountant, and to give Landlord reasonable access to such books, accounts, records and reports of Tenant pertaining to its business conducted at said location and the business of any of its sublessees, licensees and concessionaires and to permit Landlord or agents of Landlord to inspect the same at all reasonable times. Landlord may once in any lease year, during reasonable business hours, cause an audit of the business of Tenant to be made by an independent certified public accountant selected by Landlord and approved by Tenant, and if the statement of Gross Sales previously made to Landlord for the previous year shall be found to be understated or overstated, then and in that event there shall be an adjustment, and one party shall pay to the other, on demand, such sums as may be necessary to settle in full the accurate amount of said percentage rent that should have been paid to Landlord for the period or periods covered by such statement or statements. If said audit shall disclose an understatement of greater than three percent (3%) of the amount of Gross Sales reported by Tenant for the period of said audit, then Tenant shall immediately pay to Landlord the cost of such audit; otherwise, the reasonable cost of such audit shall be paid by Landlord.

          (c) Occupancy. Tenant shall occupy the Leased Premises continuously for the purpose stated in this Lease and shall operate and carry on its business on the Leased Premises during the hours customary for the majority of its other G.I. Joe's stores located in Washington and Oregon. This shall not prevent Tenant from closing for brief periods when reasonably necessary for inventory, repairs, remodeling (when permitted), or other legitimate purposes related to the business carried on, or when closure is the result of a labor dispute, however caused, or other factors not within Tenant's control.

          (d) No Joint Venture. Landlord is not, by virtue of this paragraph, a partner or joint venturer with Tenant in connection with the business carried on under this Lease, and Landlord shall have no obligation with respect to Tenant's debts or other liabilities, and no interest in Tenant's profits.

     5. Payments. All rental payments provided for herein shall be made by check payable to Landlord in U.S. dollars, without deduction or offset, and delivered to Landlord in the manner specified for notices hereunder.

     6. Use. Landlord is leasing the Leased Premises for use as a G.I. Joe's general merchandise store similar to the businesses operated by Tenant at its other G.I. Joe's stores located in Washington and Oregon, and Tenant shall use the Leased Premises for no other purpose during the term of this Lease without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

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     7. Compliance With Laws. Tenant shall neither make nor knowingly permit any unlawful, improper, immoral, or offensive use of the Leased Premises, or any portion thereof, which will, in any way, tend to create a nuisance or to disturb any persons in the Shopping Center, or to unduly create or cause a fire hazard, or to increase the fire insurance on the Leased Premises, or to permit any nuisance which shall in any manner be a violation of the statutes and laws of the United States, the State of Washington or the laws and ordinances of any political subdivision thereof. Tenant covenants and agrees to comply with all applicable rules, orders, notices, and regulations of any municipal, state, or other authority respecting the Leased Premises

     8. Waste. Tenant agrees to keep and maintain all of the Leased Premises in a clean and sanitary condition and not to suffer or permit any strip or waste thereof.

     9. Utilities. Tenant shall pay for all heat, light, power, water, sewage, garbage and other services or utilities used by Tenant on the Leased Premises, and shall pay the charges therefor as the same become due. Landlord shall not be liable for the quality, quantity, failure or interruption of any utility service to the Leased Premises.

     10. Repairs. Except for repairs due to damage by fire or other insured peril or condemnation, Landlord shall not be required to make any repairs, alterations, or improvements to or upon the Leased Premises during the term of this Lease. Tenant shall maintain and keep the Leased Premises in good order and repair during the term of this Lease at Tenant's own cost and expense, reasonable wear and tear, fire and other insured losses, excepted. If Tenant refuses or neglects to make repairs as required as soon as reasonably possible after written demand, Landlord may, at Landlord's option, make such repairs, without liability for interruption of the conduct of business on the Leased Premises, and, upon completion of the repairs and presentation of a bill therefor, the cost of such repairs shall be paid by Tenant. At Landlord's election, such sums owed by Tenant may be deemed additional rent due immediately upon Tenant's receipt of the bill therefor.

     11. Inspections. Tenant agrees to permit Landlord and Landlord's agents to enter upon the Leased Premises or any part thereof at all reasonable times during normal business hours upon advance notice to Tenant and for any reasonable purpose, including examining the condition of the Leased Premises and making repairs which Landlord is either required or may desire to make to the Leased Premises, provided that such entry does not interfere with Tenant's use and enjoyment of the Leased Premises, except as provided in paragraph 10 above.

     12. Alterations. Tenant may, without the prior written consent of Landlord, make alterations to the interior of the Leased Premises which do not exceed $20,000

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in cost. No structural alterations to the Leased Premises, including any alterations to the footings and foundation, exterior and load-bearing walls and roof, or any alteration which exceeds $20,000 in cost may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All trade fixtures and other fixtures not referred to above, and all machinery, equipment, and/or other items of personal property placed in or upon the Leased Premises by Tenant and paid for by Tenant may be removed by Tenant at any time. All other improvements made to the Leased Premises during the term of this Lease shall become the property of Landlord and surrendered with the Leased Premises at the expiration or earlier termination of this Lease.

     13. Mechanics Liens. Tenant shall not suffer or permit any mechanic's lien to be filed against the fee of the Leased Premises nor against Tenant's leasehold interest in said premises by reason of work, labor, services, or materials supplied or claimed to have been supplied to Tenant or anyone holding the Leased Premises or any part thereof through or under Tenant, and nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration, or repair of or to the Leased Premises or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's lien against the fee of the Leased Premises. If any such mechanic's lien shall at any time be filed against the Leased Premises, Tenant shall cause the same to be discharged of record or "bonded over" in a manner reasonably satisfactory to Landlord within thirty (30) days after the date of filing the same.

     14. Insurance. Tenant shall, at all times during the term of this Lease, maintain with insurers authorized to issue insurance in the State of Washington, with an A. M. Best rating of A/XV or better, the following policies of insurance in effect with respect to the Leased Premises:

          (a) Property. Fire, lightning, hail, windstorm and such other perils included under a so-called "all risk" policy of property/casualty insurance, in the amount of one hundred percent (100%) of the full replacement cost of the Building, with a so-called "agreed value" endorsement, naming Tenant, Landlord and any mortgagee or beneficiary under any first mortgage or first deed of trust, as additional insureds or loss payees, as their interests may appear.

          (b) Liability. Comprehensive general liability insurance, in the amount of Five Million Dollars ($5,000,000) combined single-limit coverage, naming

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Tenant as the named insured and Landlord and any mortgagee or beneficiary as additional insureds thereunder.

          (c) Certificates. All such policies, to the extent obtainable, shall provide for waiver of subrogation against Landlord and shall contain an agreement by the insurers that such policies shall not be cancelled without at least thirty (30) days' prior written notice to Landlord and to any such mortgagee or beneficiary named as a loss payee or an additional insured thereunder. The original of such policy or policies shall remain in possession of Tenant; provided, however, that Landlord and any such mortgagee or beneficiary shall have the right to receive from Tenant a certificate evidencing such insurance or, upon written demand, a duplicate policy or policies of any such insurance.

     15. Damage or Destruction.

          (a) Partial Damage. If the Leased Premises are damaged by fire or other peril against which Tenant is insured and are rendered partially untenantable thereby, but that such damage does not unreasonably impair Tenant's use or occupancy of the Leased Premises, then Tenant shall, at Tenant's own expense, using any proceeds of insurance payable on account of such loss, cause the damage to be repaired.

          (b) Total Destruction. If the Leased Premises are destroyed or damaged by fire or other peril and are rendered wholly untenantable thereby, or such damage unreasonably impairs Tenant's use or occupancy thereof during all but the last five years of the initial term of the Lease or of any renewal term, Tenant shall, as promptly as possible after the occurrence of such damages or destruction, repair or replace the damaged improvements so as to be in the same condition as before such damage and destruction, using any available proceeds of insurance together with any funds provided by Landlord as hereinafter set forth, If the damage and destruction occurs within the last five years of the original or any option term, then Tenant shall, at its option, either (i) terminate this Lease by assigning to Landlord all insurance proceeds payable on account of such loss, or if no such insurance proceeds are payable, then paying to Landlord the unamortized amount of the Construction Cost remaining at the time of such damage or destruction, or (ii) at its own cost and expense, repair, replace and restore the Leased Premises to their same condition as existed immediately prior to such damage, using any available proceeds of insurance together with any funds provided by Landlord as hereinafter set forth. In the event Tenant elects or is required to repair, replace and restore the Leased Premises, the Tenant shall deposit into an account held jointly by Landlord, Tenant and any first mortgagee of Landlord or beneficiary under a first deed of trust of Landlord encumbering the Leased Premises, with a local national banking institution mutually

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acceptable to the parties hereto, any proceeds of insurance payable on account of such damage or destruction and from such account such mortgagee or beneficiary may be paid the outstanding principal amount of indebtedness secured by the lien of such mortgage or deed of trust, provided that, in such event, Landlord shall make available to Tenant for the repair, replacement or restoration of the Leased Premises, an amount equal to the amount of the insurance proceeds paid to such mortgagee or beneficiary.

     16. Condemnation.

          (a) Complete Taking. If a condemning authority takes all of the Leased Premises, or a portion thereof sufficient to render the remaining premises reasonably unsuitable for the use which Tenant was making of the Leased Premises prior to such taking, then this Lease shall terminate as of the date title vests in the condemning authority, and the proceeds from the condemnation shall be apportioned (i) first to pay principal and interest due on any indebtedness secured by a first mortgage or first deed of trust on the Leased Premises, (ii) then to Landlord in an amount equal to the fair market value of the Land, valued with this Lease in place, (iii) then to Tenant in an amount equal to the unamortized value of Tenant's improvements to the Leased Premises plus the amortized portion of the Construction Cost and (iv) thereafter any remaining balance to Landlord.

          (b) Partial Taking. If a portion of the Leased Premises is taken and the remaining premises are reasonably suitable for the use Tenant was making of the Leased Premises prior to such taking, then this Lease shall continue, and the value of all of Tenant's improvements to the Leased Premises plus that portion of the proceeds of condemnation reasonably required to make the premises suitable for Tenant's continued use in a condition as comparable as reasonably practicable to that existing at the time of condemnation shall be allocated to Tenant and applied by Tenant for such purpose. All of the balance of the award shall be allocated to Landlord. Rent shall be abated to the extent the Leased Premises are untenantable during the period of alteration and repair. As of the date title vests in the condemning authority, the base rent due hereunder shall be reduced commensurately with the amount of the award allocated to Landlord.

          (c) Common Areas. In the event any of the Common Areas are taken such that parking for the Leased Premises, or access or visibility to or from the Leases Premises to a publicly dedicated street or highway, are materially impaired, then if such taking (i) renders the Leased Premises reasonably unsuitable for the use which Tenant was making thereof prior to such taking,

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then such taking shall be deemed a complete taking, as described in paragraph
16(a) hereof, and administered in accordance with the provisions thereof or (ii) leaves the Leased Premises reasonably suitable for the use which Tenant was making thereof prior to such taking, then such taking shall be deemed a partial taking and any award payable thereby shall be paid to Landlord, and Landlord shall be obligated to restore the balance of the Common Areas to the same condition and utility, as reasonably practicable, as existed immediately prior to such taking.

          (d) Sale Included. For purposes of this Lease, a taking by a condemning authority shall include any purchase or other acquisition in lieu of condemnation.

     17. Indemnification of Landlord. To the extent permitted by applicable law, Tenant covenants that Landlord is to be free from liability and claim for damages by reason of any injury to any person or persons, including Tenant, or property of any kind whatsoever and to whomsoever belonging, including Tenant, from any cause whatsoever, while in, upon or in any way connected with the Leased Premises during the term of this Lease, any renewal hereof or any occupancy hereunder, except for gross negligence or willful misconduct of Landlord, its employees or agents. Tenant shall indemnify and save harmless Landlord from all liability, loss, costs, and obligations on account of or arising out of any such injuries or losses, however occurring, including reasonable attorney's fees incurred by Landlord in connection with such claims. Tenant shall have the right, in the name of Landlord, to contest the validity of any and all such claims, of any kind or character and by whomsoever claimed, and, at Tenant's expense, to defend, settle and/or compromise any and all such claims

     18. Quiet Enjoyment. Provided that Tenant keeps, observes and performs all of the covenants, agreements, conditions, and provisions herein to be kept, observed, or performed by Tenant, Tenant shall and may at all times during the term hereby granted peaceably, quietly, and exclusively have, hold, and enjoy the Leased Premises.

     19. Subordination, Nondisturbance and Attornment. Upon written request or notice by Landlord or any first mortgagee or beneficiary under a first deed of trust of Landlord encumbering the Shopping Center, the Leased Premises or the Common Areas, Tenant agrees to subordinate its rights under this Lease to the lien of any such first mortgage or deed of trust, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided the mortgagee or beneficiary named in said mortgage or deed of trust shall agree to recognize this Lease of Tenant and shall further agree not to disturb this Lease or any rights of Tenant hereunder in the event of foreclosure or beneficiary's sale, if Tenant is not in default hereunder. Tenant also agrees that any such first mortgagee or beneficiary may elect to have this Lease made prior to the lien of its mortgage or deed of trust, and in the event of such election and upon notification by

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such mortgagee or beneficiary to Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant agrees that upon the request of Landlord, any mortgagee or any beneficiary named in such mortgage or deed of trust, it will execute and deliver whatever instruments may be required for such purposes. Tenant, in the event of the sale or assignment of Landlord's interest in the Shopping Center or in the event of any proceedings brought for the foreclosure of such mortgage or deed of trust, or in the event of the exercise of the power of sale under any such deed of trust, shall attorn to and recognize such purchaser, mortgagee or beneficiary as Landlord under this Lease.

     20. Defaults.

          (a) Defaults Defined. The following events shall be deemed to be events of default by Tenant under this Lease:

               (i) If Tenant shall fail to pay any installments of the rent, or any other charge designated herein to be paid as rent, on the date that same is due, and such failure shall continue for a period of ten (10) days after Landlord gives Tenant written notice thereof.

               (ii) If Tenant shall fail to comply with any term, condition, or covenant of this Lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant; or if such failure cannot reasonably be cured within the said thirty (30) days, Tenant shall not have commenced to cure such failure within thirty (30) days after written notice thereof to Tenant and Tenant shall not with reasonable diligence and good faith proceed in the curing of such failure.

               (iii) If Tenant shall become insolvent or shall make an assignment for the benefit of creditors, or if Tenant files a petition under any chapter of the U. S. Bankruptcy Act seeking to be adjudicated a bankrupt, or if any other party files a petition under any section of the U. S. Bankruptcy Act seeking to have Tenant adjudicated a bankrupt and Tenant fails to have such petition dismissed within ninety (90) days of filing, or if a receiver or beneficiary shall be appointed for all or substantially all of the assets of Tenant.

          (b) Remedies. Upon the occurrence of any of the foregoing events of default, Landlord shall, without any notice or demand whatsoever, have the option to:

               (i) Without terminating this Lease, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, and attempt to relet the premises and receive rent therefor; and Tenant agrees to pay to Landlord, on demand, any deficiency that may arise by reason of such reletting, and all other loss or damage which Landlord may suffer, including, without limitation, reasonable alterations to the Leased Premises, reasonable brokerage and marketing expenses, reasonable attorneys' fees and any concessions granted a new tenant of the Leased Premises.

               (ii) Terminate this Lease and enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, and demand and receive from Tenant, in lump sum, damages in the amount by which the rent provided for herein for the entire remainder of the term discounted to its present cash value at the time of such re-entry exceeds the fair rental value of the Leased Premises for the remainder of the term as of the time of said reentry discounted to its present cash value, plus any and all other loss or damage which Landlord may suffer including, without limitation, reasonable alterations to the Leased Premises, brokerage and marketing expenses, reasonable attorneys' fees and any concessions granted a new tenant of the Leased Premises.

               (iii) Enter upon the Leased Premises and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord, on demand, for expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damage resulting to Tenant from such action caused by Landlord, except for damage caused by Landlord's gross negligence or willful misconduct.

          (c) Remedies Cumulative. Landlord may pursue any of the foregoing remedies singly or cumulatively and, in addition, any other remedies provided by law; nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, conditions, and covenants herein contained; nor shall any termination and cancellation include a cancellation of Tenant's obligations hereunder for any deficiency or damage upon reletting subsequent to said termination or cancellation, such obligations being independent and covenants surviving said termination or cancellation.

          (d) Landlord's Lien. If Tenant shall default in its covenant to pay the rent as provided for herein, or for any other obligation on Tenant's part to be kept, observed or performed hereunder, Landlord shall have a lien for such sums upon the trade fixtures, equipment and personal property of Tenant located upon the Leased Premises and may enter the same and take possession of said personal property and sell it at public or private sale, with or without notice to Tenant, and apply the proceeds thereof after deducting the expenses of said sale upon the monies due to Landlord prompting the same. Any public or private sale shall be held in a commercially reasonable manner.

         21. Surrender. Upon the expiration of the term of this Lease or any sooner termination hereof, Tenant covenants and agrees that Tenant shall, without notice, promptly and peaceably surrender possession of the Leased Premises to Landlord in as good a condition as at the time of Tenant's entry thereon, reasonable wear and tear, fire and other insured losses excepted.

         22. Holdover. If Tenant shall hold over and remain in possession of the Leased Premises after the expiration of the term herein granted, Tenant shall remain bound by all the terms, covenants, and agreements hereof, except that such holding over shall be construed to be a tenancy from month to month which may be terminated at any time by Landlord, and the base rent and, if applicable, Construction Rent for the holdover period shall be 125% of the amount of such rent for the immediately preceding period.

         23. Waiver. Any waiver of any breach of covenants herein contained to be kept and performed by Tenant shall not be deemed or considered as a continuing waiver, and shall not operate to bar or prevent Landlord from declaring a default for any succeeding breach, either of the same condition or covenant or otherwise. The acceptance of rent by Landlord hereunder shall never be construed to be a waiver of any term of this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than shall be due according to the terms of this Lease shall be deemed or construed to be other than on account of the earliest rent due, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed to create an accord and satisfaction.

         24. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given upon personal service or three (3) days after deposit in the United States mail, postage prepaid, certified or registered, return receipt requested and addressed as follows:

             If to Landlord:      West Campus Square Joint Venture
                                  c/o Armada/Lagerquist Company
                                  2001 Sixth Avenue, Suite 3202
                                  Seattle, Washington 98121
                                  Attn: James W. Lagerquist

             with a copy to:      Knutsen Construction Company
                                  P.O. Box 596
                                  Milton, Washington 98354
                                  Attn: Robert J. Knutsen

             with a copy to:      Ryan, Swanson & Cleveland
                                  1201 Third Avenue, Suite 3400
                                  Seattle, Washington  98101-3034
                                  Attn: David H. Oswald

             If to Tenant:        G.I. Joe's Inc.
                                  9805 Boeckman Road
                                  Wilsonville, Oregon 97070
                                  Attn: Wayne Jackson

             with a copy to:      Martin Peterson & Associates
                                  720 Olive Way, Suite 1627
                                  Seattle, Washington 98101
                                  Attn: Martin L. Peterson

             with a copy to:      Perkins Coie
                                  1201 Third Avenue, 40th Floor
                                  Seattle, Washington  98101-3099
                                  Attn: Edward W. Kuhrau

The foregoing addresses may be changed by written notice given in accordance with the terms of this paragraph.

         25. Attorneys' Fees. In the event any action or suit or proceeding is brought to collect the rent due or to become due hereunder, or any portion thereof, or any other monetary obligation hereunder, or to obtain possession of the Leased Premises, or to enforce compliance with this Lease, or for failure to observe any of the covenants of this Lease, the prevailing party in such suit, action, or proceeding may recover from the other party herein such sum or sums as the trial and/or appellate court may adjudge reasonable as attorneys' fees to be allowed in said suit, action, or proceeding, or appeal therefrom, in addition to their costs and disbursements.

         26. Modification. The terms and conditions of this Lease shall be incapable of modification, change or amendment, except in writing and bearing the separate signatures in execution thereof by the parties hereto or their successors in interest.

         27. Recordation. This Lease shall not be recorded except by agreement of both parties, but, upon request by either party, the parties shall execute a short form of this Lease, in form suitable for recording, which shall contain the description of the Leased Premises, the provisions relating to the term of the lease, including all renewals hereof, and a reference to this Lease.

         28. Binding Effect. This Lease shall be binding upon the parties hereto, their legal representatives, heirs, successors, and, as far as this Lease is assignable by the terms hereof, to the assigns of such parties. The words "Landlord" and "Tenant," wherever used in this Lease, shall apply equally and be binding jointly and severally upon all Landlords and Tenants, whether one or more, and, together with the accompanying verbs and pronouns, shall apply to all persons, firms, or corporations who may be or become parties as Landlords or Tenants hereto.

         29.      Building Construction.

          (a) Plans and Specifications. Not later than thirty (30) days after the execution of this Lease, Tenant, after consultation with Landlord, shall have prepared by a licensed architect, plans and specifications for the Building. The plans and specifications, once complete, shall be delivered to Landlord for review. Landlord shall, upon receipt thereof, promptly review and comment upon the same to Tenant. Tenant shall cooperate with Landlord and attempt to incorporate Landlord's comments into the final plans and specifications (the "Plans and Specs"), which shall be completed by August 15, 1989. In the event Landlord and Tenant cannot agree on final Plans and Specs by such date, then either party may terminate this Lease.

          (b) Construction Contract. Upon approval of final Plans and Specs, Tenant shall select a general contractor (the "Contractor") to undertake and perform the construction of the Building substantially in accordance with the Plans and Specs. Tenant shall prepare and submit to Landlord the Construction Budget (as hereinafter defined). Upon Landlord's approval of the Construction Budget, Tenant shall enter into a construction contract with the Contractor on terms and conditions acceptable to Landlord and Tenant, including, without limitation, a standard retention provision and other provisions reasonably required by Landlord's lender and a provision giving Tenant the right to appoint the "Tenant's Development Representative" (as hereinafter defined), who shall, in addition to Tenant, have the exclusive right to authorize the Contractor to make changes in the work pursuant to written change orders, provided such changes in the work do not, in any instance, exceed $20,000. Landlord shall pay all of Contractor's applications for payment, which are approved by Tenant's Development Representative and which are otherwise in accordance with the Construction Budget, and shall reimburse Tenant for any costs or expenses which are incurred by Tenant and which are contemplated under the Construction Budget. Tenant shall submit to Landlord invoices for such amounts which have been approved by Tenant's Development Representative. Landlord will promptly submit such invoices to its construction Lender to be paid with the next monthly draw on a progress basis, but in no event later than forty-five (45) days after submission by Tenant. Landlord agrees that it shall commence and complete Site Improvements in a timely manner so that Tenant, its employees, contractors and other agents have access to the Building, and access over, and storage facilities on, the Common Areas in order to construct the Building and to install such tenant improvements which Tenant may desire.

          (c) Construction Budget. The term "Construction Budget" shall mean the budget prepared by Tenant, attached hereto as EXHIBIT C and made a part hereof, as may be amended from time to time, which shall include all hard and soft costs and expenses reasonably anticipated to be incurred in the course of construction of the Building, including, without limitation, the contract price under the construction contract, Washington State sales taxes, architectural and engineering fees, loan fees and interest expenses on any construction and/or permanent financing obtained, loan closing costs, permitting fees, insurance premiums, title insurance premiums, surveying costs, legal and professional fees of Tenant and the costs and expenses of the Tenant's Development Representative. The Construction Budget shall in no event exceed $2,000,000, and any expenditures by Tenant in the construction of the Building which exceed the amount of the approved Construction Budget will be paid by Tenant.

          (d) Substantial Completion. Upon approval of final Plans and Specs, Tenant shall apply for a building permit and, upon issuance thereof, shall cause the Contractor to commence and complete construction upon the Leased Premises of the Building, substantially in accordance with the Plans and Specs. Said construction will be prosecuted with due diligence so that the Building is substantially complete, a certificate of occupancy issued, and the Leased Premises fully stocked and ready for business on a date not later than the Commencement Date.

          (e) Commencement Date. The term "Commencement Date" shall mean the earlier of (i) the date the Leased Premises are opened, fully stocked and serviced and ready for business or (ii) the date which is six (6) months after the date on which the building permit for the Building is issued. If the date on which the Leased Premises are opened for business is delayed by Landlord's inability to complete the Site Improvements in a timely manner, Tenant's inability to obtain a certificate of occupancy for the Leased Premises due to any act or omission of Landlord, avoidable and unavoidable casualties, severe weather, strikes, lockouts, unavailability of materials, governmental restrictions or any other causes beyond Tenant's control, then the Commencement Date shall be extended by a period equal to such delay.

          (f) Tenant's Development Representative. Tenant shall appoint, in writing to Landlord, its "Tenant Development Representative," which appointment Tenant may change in writing from time to time. With respect to the development and construction of the Building and the Site Improvements, Tenant's Development Representative shall have and may exercise all authority vested in Tenant hereunder, including the right to prepare and revise the Construction Budget, to agree to changes in the Site Plan and to approve the Site Budget, changes to the Site Plan, change orders for the construction of the Building and Site Improvements, applications for payment submitted by all contractors and all construction loan draw requests.

         30. Site Improvements. Not later than August 1, 1989, Landlord, at Landlord's expense, will commence the construction of certain on-site and off-site work for the Shopping Center (the "Site Improvements") and will substantially complete the same in a timely manner in order to permit Tenant to commence and complete construction of the Building. Site Improvements shall include, but shall not be limited to, the construction, on or before September 1, 1989, of a building pad for the Building to an elevation equal to plus or minus one-tenth (1/10th) of one (1) foot of the Building's finished floor subgrade and the installation of utilities to within five (5) feet of such building pad, the construction of access roads from the existing highways and roads to serve the Shopping Center, the construction of the Common Areas of the Shopping Center, including utilities, sidewalks, access streets and parking areas (including the surfacing of any access streets and parking areas which Landlord is required to construct with a hard-surface pavement), the construction of a suitable Shopping Center identification monument (at the locations identified on the Site Plan, with Tenant having a right to be listed on each such monument), which monument shall be paid for on a pro rata basis by the users thereof, and the marking of all of the parking and access areas, and the illumination and landscaping of all access streets, parking areas and common areas. The scope of such Site Improvements will be controlled by the estimated site budget attached hereto as EXHIBIT D and made a part hereof (the "Site Budget"), and the schedule for such work shall be controlled by the critical path schedule to be prepared by Landlord. The Site Budget includes the actual costs to date expended by Landlord and Landlord's estimate of the costs necessary to complete the Site Improvements. The Site Budget shall be revised and submitted to Tenant's Development Representative monthly by Landlord to reflect actual costs and expenses. Tenant's Development Representative shall have the right to approve the Site Budget, as revised monthly, all change orders which would change costs under the Site Budget, any changes to the Site Plan and each application for payment submitted by the contractor performing the Site Improvements. Tenant's Development Representative shall not unreasonably withhold or delay its approval of changes to the Site Plan provided such changes do not materially impair access to or visibility of the Leased Premises from or to any publicly dedicated street or highway, the amount or location of parking for the Leased Premises or increase Tenant's pro rata share of the actual cost of maintaining and operating the Common Areas. Tenant shall at all reasonable times, have access to Landlord's books and records regarding the Site Budget and Site Improvements and may audit the same. Tenant's pro rata share, which is equal to 19.61 percent (__%) of that portion of the Site Improvements shall be added to the Construction Cost and be payable as additional rent.

         31.      Hazardous Substances.

          (a) Landlord's Representation. Landlord represents and warrants to Tenant that, to the best of its knowledge, hazardous substances have not been stored or disposed of on the Leased Premises. Furthermore, Landlord covenants with Tenant that it shall not generate, store or discharge any hazardous substances on the Leased Premises, nor, by Lease or by contract which Landlord shall enforce, permit the same by any third party.

          (b) Tenant's Covenants. Tenant covenants with Landlord that hazardous substances shall not be generated or disposed of on the Building or the Leased Premises by Tenant, nor shall the same be unlawfully transported to or over the Building or the Leased Premises by Tenant. Tenant also covenants that any hazardous substances sold by Tenant in lawful containers or used by Tenant in connection with its business, such as cleaning agents and the like, shall be used and stored only in accordance with applicable laws and regulations. Landlord has the right, from time to time, during normal business hours upon advance notice to enter the Leased Premises at reasonable times to conduct tests so as to monitor Tenant's compliance with the foregoing covenants.

          (c) Definition. "Hazardous substances" shall be interpreted broadly to mean any substance, waste or material defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous, toxic or radioactive substance or other similar term by any federal, state or local environmental law, regulation or rule presently in effect or promulgated in the future, as such laws, regulations or rules may be amended from time to time, and it shall be interpreted to include, but not be limited to, asbestos.

          (d) Violations. In the event of any violation of law in regard to hazardous substances, Landlord, in addition to all other remedies provided herein, shall have the right to cure the violation and add all costs and expenses associated with such cure (including reasonable attorneys' fees) as additional rent, which additional rent will be due and payable by Tenant immediately after Tenant receives notice thereof. Furthermore, in the event of an illegal and substantial release of hazardous substances, Tenant shall immediately notify Landlord.

          (e) Mutual Indemnification. Landlord and Tenant shall indemnify, defend and hold the other harmless from any breach of these representations, warranties or covenants for any claims, judgments, damages, penalties, fines, costs (including cleanup costs, environmental consultant's fees and reasonable attorneys' fees), liabilities or losses (including, without limitation, the diminution in the value of the Building or the Leased Premises, damages for the loss or restriction on the use, marketability or any other amenity of the Building or the Leased Premises) which arise during or after the Lease term as a result of release, discharge or contamination of the Building or the Leased Premises by any hazardous substances on the Building or the Leased Premises.

         32.      Common Areas.

          (a) Defined. For purposes of this Lease, "Common Areas" shall mean all areas of the Shopping Center outside the exterior walls of the buildings located thereon which are not reserved for the exclusive use of Landlord, Tenant or any other tenant or occupant of the Shopping Center. Common Areas shall include automobile parking areas, access roads, driveways, sidewalks, pedestrian walkways and stairways, landscaped areas and utility lines and systems. Common Areas shall not include the interior space of any building located on the Shopping Center nor any area immediately appurtenant to such building which is reserved for the exclusive use of such building, such as loading docks.

          (b) Landlord's Obligations. Landlord shall, at all times during the term of this Lease, keep the Common Areas in good maintenance and repair, and shall:

               (i) Maintain suitable means of illumination sufficient to illuminate the parking areas during all twilight and night hours that Tenant's store is open for business and is in operation;

               (ii) Maintain and keep the parking areas, driveways and access roads in good condition and repair, with a hard surface pavement and properly striped;

               (iii) Clean and remove debris, and where reasonably practicable, ice and snow from the parking areas, driveways and access roads;

               (iv) Clean and maintain sidewalks and other pedestrian walkways and stairways and remove debris and, where reasonably practicable, ice and snow therefrom; provided, however, that Tenant shall keep the sidewalk immediately in front of the Leased Premises clean and free from debris, ice and snow;

               (v) Maintain all other portions of the Common Areas in good order and repair; and

               (vi) Obtain and maintain liability insurance insuring both Landlord and Tenant against all liability for personal injury, death or property damage arising on or about the operations of the Common Areas, in an amount of not less than Five Million Dollars ($5,000,000) combined single-limit coverage.

          (c) Tenant's Pro Rata Share.

               (i) Tenant shall pay to Landlord, in the manner provided below, Tenant's pro rata share of Landlord's actual costs of maintaining and operating the Common Areas during the lease term. "Actual costs of maintaining and operating the Common Areas" shall be limited only to items of an expense, and not capitalized, nature as determined under generally accepted accounting principles and shall include, but not be limited to, the following: all amounts paid by Landlord as actual costs for maintaining and repairing the Common Areas, including, without limitation, cleaning; snow and ice removal; costs and expenses of planting, replanting and replacing flowers, shrubs and landscaping; water and sewage charges; maintenance, repair and replacement of lights, light standards, utility systems, electricity, drainage systems and other utility charges; repair, maintenance and upkeep of the parking areas, driveways, access roads, sidewalks and pedestrian walkways, including the costs of paving, repaving, surfacing, resurfacing, painting and repainting the same; operation and maintenance of signs for the Shopping Center or rental for such signs if leased; installation, replacement, repair and maintenance of traffic control and directional signs and devices; premiums for liability and extended all-risks insurance; existing and future real property taxes and assessments (in the event such assessments are assessed, Landlord shall elect, if permitted to do so, to pay the amount of such assessments in installments and thereafter only the amount of the installment paid shall be included in the actual costs of maintaining and operating the Common Areas); personal property taxes on equipment and materials used to maintain the Common Area; and policing the Common Areas, including controlling trespassing, picketing, demonstrations, assemblies, vandalism and thefts and affording security and fire protection therefor. "Actual costs of maintaining and operating the Common Areas" shall also include a management fee of ten percent (10%) of the above-described costs; provided, that, in computing said management fee, all capital items and all replacement items in excess of One Thousand Dollars ($1,000), real estate taxes and assessments and insurance premiums shall be excluded. Landlord agrees to expend only the monies reasonably necessary for such operating and maintenance in order to keep the Common Areas in good repair and clean condition and to operate the same on a nonprofit basis. Costs attributable to a contract between Landlord and an affiliated party shall not be included, unless that contract is previously approved by Tenant. Tenant's approval shall not be unreasonably withheld.

               (ii) Tenant's pro rata share of the actual costs of maintaining the Common Areas shall be a percentage equal to ______________________________. If Tenant approves a change in the Site Plan which increases or decreases the floor area of the Building relative to the aggregate floor area of the other buildings to be constructed on the Shopping Center, then Tenant's pro rata share shall be adjusted accordingly.

               (iii) The annual charge to Tenant shall be paid in monthly installments, in advance, at the time of the monthly rent payment, in an amount estimated by Landlord. On or before April 1st of each calendar year (and within ninety (90) days after the termination of this Lease), Landlord shall furnish Tenant with a statement in reasonable detail of the actual Common Areas costs and expenses actually paid or incurred by Landlord during such period, and, thereupon, there shall be an adjustment between Landlord and Tenant, with payment to or repayment by Landlord, as required, so that Landlord shall receive the entire amount of Tenant's pro rata share of such costs and expenses for such period.

               (iv) Notwithstanding anything to the contrary herein contained, Tenant's pro rata share of the actual costs of maintaining the Common Areas shall not include any amount contained within Construction Cost.

          (d) Rules and Regulations. Subject to the provisions of any declaration and establishment of protective covenants, conditions and restrictions and grant of easements which may now or hereafter be filed of record with respect to the Leased Premises and the Common Areas, the Common Areas will be maintained for the common use of all lessees and sublessees of Landlord, their customers, visitors, employees, business invitees, licensees and persons dealing with lessees, sublessees and Landlord. Neither Tenant nor Landlord shall do any act to unreasonably prevent or obstruct such common use and free ingress to and egress from the Common Areas; provided, however, that Landlord may make such rules and regulations governing the use of the Common Areas as may be reasonably necessary to regulate the use of such Common Areas, and may restrict the use of or access to any portion of the Common Areas when such restriction is necessary or advisable for purposes of security, or safety, or for the construction, reconstruction, repair, maintenance or preservation of the Common Areas or any buildings located on the Shopping Center. Notwithstanding anything to the contrary herein contained, Tenant shall have the right, having first obtained the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed, to use certain portions of the parking areas, from time to time, for parking lot sales, provided that such use does not unreasonably interfere with the use and enjoyment of the remaining parking areas by other occupants of the Shopping Center.

         33. Protective Covenants. Landlord and Tenant agree that the Shopping Center shall be subject to a certain declaration of protective covenants, conditions and restrictions and grant of easements which shall be consistent with the terms and provisions of this Lease and shall, among other things, provide that the Leased Premises shall not be denied access to, or have the view unreasonably obstructed from, any publicly dedicated street or highway adjoining the Shopping Center, except as shown on the Site Plan. Landlord shall have the right to convey portions of the Shopping Center to third parties, provided such third parties agree to be bound by such protective covenants, conditions and restrictions and grant of easements. Furthermore, Landlord agrees to file for record with the County Recorder for King County, Washington, such declaration, which shall in all respects be satisfactory to Tenant.

         34. Assignment and Subletting. Tenant may, without the prior written consent of Landlord, license any concession at the Leased Premises or assign all of its interest under this Lease, or sublet all or any portion of the Leased Premises, if the proposed assignee or sublessee has a net worth greater than or equal to Tenant and the use of the Leased Premises by the proposed assignee or sublessee shall be for a G.I. Joe's general merchandise retail store or such other use then permitted under this Lease. Tenant may, in all other cases, assign all of its interest under this Lease, or sublet all or any part of the Leased Premises, only with the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold or delay.

         35. Zoning. Landlord hereby represents and warrants to Tenant that the use of the Leased Premises as a general merchandise retail store complies in all respects with all zoning laws, codes and ordinances in effect and applicable to the Leased Premises and that, upon completion of the Site Improvements described above, sufficient parking shall exist for use by the Leased Premises to satisfy all such zoning ordinances.

         36. Brokerage. Landlord and Tenant agree that neither have dealt with any broker other than Terranomics and Martin Peterson & Associates with respect to the negotiation or execution of this Lease and that Landlord shall pay to Terranomics any and all brokerage commissions incurred in connection therewith and that Terranomics shall pay to Martin Peterson & Associates its portion of such commission. Furthermore, Landlord shall indemnify, defend and hold Tenant harmless from and against any loss, damage, claim, cost or expense which Tenant may incur as the result of a failure by Landlord to pay such brokerage commissions.

         37. Estoppels. Landlord or Tenant shall, at any time and from time to time, upon not less than ten (10) days' prior written notice from the other, execute, acknowledge and deliver to Landlord or Tenant, as the case may be, a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the date to which the rental and other charges are paid in advance, if any; and (b) acknowledging that, to Landlord's or Tenant's knowledge, there are no uncured defaults on the part of the Landlord or Tenant, as the case may be, or specifying such defaults if any are claimed; and (c) setting forth the date of commencement of rents and expiration of the term hereof. Any such statement may be relied upon by the prospective purchaser or encumbrancer of all or any part of the Shopping Center.

         38. Survey. Landlord agrees, as its own expense, to furnish to Tenant, not later than thirty (30) days after the date hereof, a survey of the Leased Premises made, and so certified by the surveyor as having been made, in compliance with the ALTA/ACSM minimum standard detail requirements, and on or before the Commencement Date, an "as-built" survey of the Leased Premises, similarly certified, which survey shall show all buildings and improvements on the Leased Premises to be within the lot lines and building lines, the location of all easements, including references to recorded document numbers, that no easements underlie the buildings or improvements and that no buildings or improvements on adjoining properties encroach upon the Leased Premises.

         39. Title Insurance. Landlord agrees to deliver to Tenant, not later than thirty (30) days after the date hereof, a commitment for an ALTA extended coverage leasehold title policy in the amount of the Construction Cost plus the fair market value of the Land, issued by a title company reasonably acceptable to Tenant, covering the Leased Premises and the easements granted to Tenant, as hereinbefore provided, and subject only to those matters which Tenant shall agree to in writing ("Permitted Exceptions"). The cost of the leasehold title policy will be included in the Construction Budget and will be paid by Landlord the same as any other Construction Cost. For purposes of this Lease, Permitted Exceptions shall include usual and customary preprinted exceptions to title contained in an ALTA extended coverage leasehold title insurance policy, any declaration of protective covenants enacted pursuant to this Lease and the lien of any first mortgage or deed of trust loan which Landlord obtains in order to finance construction of the Building or the Site Improvements, provided such lender agrees to execute and deliver to Tenant a satisfactory nondisturbance and attornment agreement. If such commitment for title insurance contains any exceptions to title other than Permitted Exceptions, then Landlord shall have thirty (30) days from the date of delivery of such commitment to Tenant to cure the same if it so elects. If Landlord elects not to cure such unpermitted title exceptions, Tenant may accept title as it then is or may terminate this Lease, in which event any sums expended by Tenant under the Construction Budget shall be paid to Tenant by Landlord. On or before the Commencement Date, Landlord shall deliver to Tenant an ALTA extended coverage leasehold title policy, subject only to Permitted Exceptions.

         40. Changes Requested by Lender. Tenant agrees to make such changes to this Lease which are requested by any lender of Landlord who holds a mortgage, or is the beneficiary under a deed of trust, on the Leased Premises that is superior to this Lease and which do not materially affect the substance of any terms, conditions or agreements which are contained herein. It is a condition of the performance of Landlord's obligations under this Lease that Landlord must be satisfied that it can finance the Lease, including the Construction Cost, on an interim and permanent basis. If Landlord is unable to satisfy this condition within twenty-one (21) days of the date of this Lease and so notifies Tenant within such time, then Landlord may terminate this Lease. Otherwise, this Lease shall remain in full force and effect. If changes are required in the Lease in order for Landlord to obtain such financing, and such changes are not acceptable to Tenant, then Landlord at its option, within the time for satisfaction specified above, may terminate this Lease.

         41. Configuration of Shopping Center. Landlord shall at all times, and from time to time, have the right and privilege of making changes to the configuration of the Shopping Center including the size and location of building pads, common areas and parking areas, the location and relocation of driveways, entrances, exists and parking spaces, the direction and flow of traffic, the installation of prohibited areas, landscaped areas, and all other facilities thereof, that any such reconfiguration does not materially impair (a) access to or visibility of the Leased Premises from or to any publicly dedicated street or highway, (b) the amount or location of off-street parking available for the Leased Premises or (c) Tenant's pro rata share of the actual costs of maintaining and operating the Common Areas.

         IN WITNESS WHEREOF, the parties have executed this instrument on the date first above written.

                                       Lessor:


                                       WEST CAMPUS SQUARE JOINT VENTURE

                                       By   Armada/West Campus Inc.
                                            General Partner


                                       By /s/
                                         --------------------------------------
                                          Its:  President


                                       Lessee:


                                       G.I. JOE'S, an Oregon corporation


                                       By /s/
                                         --------------------------------------
                                          It's:  President

STATE OF WASHINGTON     )
                        )  ss.
COUNTY OF KING          )

     On this 27th day of June, 1989, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared James W. Lagerquist, to me known to be the person who signed on behalf of the general partner of WEST CAMPUS SQUARE JOINT VENTURE, the general partnership that executed the within and foregoing instrument and acknowledged said instrument to be the free and voluntary act and deed of the general partnership for the uses and purposes therein mentioned; and on oath stated that he was authorized to execute the said instrument on behalf of said WEST CAMPUS SQUARE JOINT VENTURE.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.


                                      -----------------------------------------
                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at Seattle My
                                       Appointment Expires: 6/1/91.

STATE OF OREGON         )
                        ) ss.
COUNTY OF CLACKAMAS     )

     On this 23rd day of June, 1989, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared David E. Orkney to me known to be the person who signed as President of G.I. JOE'S, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was duly elected, qualified and acting as said officer of the corporation, that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

                                       NOTARY PUBLIC in and for the State of
                                       Oregon, residing at Portland, Oregon My
                                       Appointment Expires: 3/30/91.

                                   EXHIBIT "A"

DESCRIPTION:

PARCEL A:

LOTS 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21 AND 22 IN
BLOCK 2;

LOTS 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21 AND 22 IN
BLOCK 5;

LOTS 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21 AND 22 IN
BLOCK 8;

LOTS 5, 6, 7, 8, 9, 10, 11, 12 AND 13 IN BLOCK 11;

TOGETHER WITH PORTIONS OF "K" STREET, "L" STREET, "M" STREET, "N" STREET, AND PORTION OF THE NORTH 1/2 OF 3RD STREET AND OF ALLEYS IN SAID BLOCKS 2, 5 AND 8 AS HAVE REVERTED TO SAID LOTS BY OPERATION OF LAW;

ALL IN EAST TACOMA CENTRAL ADDITION "B", AS PER PLAT RECORDED IN VOLUME 4 OF PLATS, PAGE 43, RECORDS OF KING COUNTY;

EXCEPT ANY PORTION THEREOF CONVEYED TO THE STATE OF WASHINGTON BY DEED RECORDED JANUARY 28, 1959, UNDER RECORDING NO. 4990939;

SITUATE IN THE COUNTY OF KING, STATE OF WASHINGTON.

AND

VACATED BLOCKS 3, 4, 9 AND 10 OF EAST TAC0MA CENTRAL ADDITION "B", AS PER PLAT RECORDED IN VOLUME 4 OF PLATS, PAGE 43, RECORDS OF KING COUNTY;

TOGETHER WITH THE VACATED ALLEYS IN SAID BLOCKS 3, 4 AND 9;

AND TOGETHER WITH THAT PORTION OF VACATED K, L, M AND N STREETS LYING BETWEEN THE NORTH AND SOUTH LINES OF SAID BLOCKS PRODUCED EAST WEST;

AND TOGETHER WITH THE SOUTH 1/2 OF VACATED 3RD STREET ADJOINING THE ABOVE DESCRIBED PROPERTY;

AND TOGETHER WITH VACATED WESTLAKE AVENUE (SOUTH 352ND STREET) IN SAID ADDITION;

EXCEPT THE SOUTH 30 FEET CONVEYED TO KING COUNTY FOR STREET PURPOSES;

AND EXCEPT THAT PORTION CONVEYED TO THE STATE OF WASHINGTON BY DEED RECORDED UNDER RECORDING NO. 4995246, FOR PRIMARY STATE HIGHWAY NUMBER 1;

SITUATE IN THE COUNTY OF KING, STATE OF WASHINGTON.

PARCEL B:

LOTS 1, 2, 3, 4, 23, 24, 25 AND 26 IN BLOCK 5;

LOTS 14, 15, 16, 17, 18 AND 19 IN BLOCK 6;

LOTS 14, 15, 16, 17, 18 AND 19 IN BLOCK 7;

LOTS 1, 2, 3, 4, 23, 24, 25 AND 26 IN BLOCK 8;

LOTS 1, 2, 3 AND 4 IN BLOCK 11 AND

LOTS 14, 15 AND 16 IN BLOCK 12;

ALL IN EAST TACOMA CENTRAL ADDITION "B", AS PER PLAT RECORDED IN VOLUME 4 OF PLATS, PAGE 43, RECORDS OF KING COUNTY;

TOGETHER WITH THAT PORTION OF VACATED ALLEYS AND VACATED 2ND STREET (SOUTH 349TH STREET) N STREET (17TH AVENUE SOUTH), M STREET (18TH AVENUE SOUTH) AND L STREET (19TH AVENUE SOUTH) ADJOINING SAID LOTS WHICH WOULD ATTACH THERETO BY OPERATION OF LAW;
EXCEPT THAT PORTION OF SAID VACATED 2ND STREET (SOUTH 349TH STREET) AND L STREET (19TH AVENUE SOUTH) CONVEYED TO THE STATE OF WASHINGTON FOR PRIMARY STATE HIGHWAY NO. 1, BY DEED RECORDED UNDER RECORDING NO. 4975993;
AND EXCEPT ANY PORTION OF VACATED L STREET (19TH AVENUE SOUTH) LYING WITHIN PRIMARY STATE HIGHWAY NO. 1;

AND

LOTS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 20, 21, 22, 23, 24, 25, 26, 27,
28, 29, 30, 31 AND 32 IN BLOCK 6;

LOTS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 20, 21, 22, 23, 24, 25, 26, 27,
28, 29, 30, 31 AND 32 IN BLOCK 7;

LOTS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12 AND 13 IN BLOCK 12;

ALL IN EAST TACOMA CENTRAL ADDITION "B", AS PER PLAT RECORDED IN VOLUME 4 OF PLATS, PAGE 43, RECORDS OF KING COUNTY;
TOGETHER WITH THAT PORTION OF VACATED ALLEYS AND VACATED N STREET (17TH AVENUE SOUTH), M STREET (18TH AVENUE SOUTH) AND L STREET (19TH AVENUE SOUTH) ADJOINING SAID LOTS WHICH WOULD ATTACH THERETO BY OPERATION OF LAW;

EXCEPT THAT PORTION THEREOF CONVEYED TO THE STATE OF WASHINGTON FOR PRIMARY STATE HIGHWAY NO. 2, BY DEED RECORDED UNDER RECORDING NO. 4748732;
AND EXCEPT THAT PORTION THEREOF CONVEYED TO THE STATE OF WASHINGTON FOR PRIMARY STATE HIGHWAY NO. 1, BY DEED RECORDED UNDER RECORDING NO. 5009985;

SITUATE IN THE COUNTY OF KING, STATE OF WASHINGTON.

                                    EXHIBIT B





                                   [Site Plan]

                                   EXHIBIT "C"

                               CONSTRUCTION BUDGET
                                   G.I. JOE'S
                             FEDERAL WAY, WASHINGTON

Building (55,960 sq. ft. @ $23.50                      $  1,315,060
Washington State sales tax @ 8.1%                           106,520
Architectural & Engineering @ 4%                             52,602
Soils, borings and testing                                    7,500
Bonds & permits @ 2.5%                                       32,876
                                                       ------------
                                                       $  1,514,558

Interim interest                                       $     68,000
Loan origination fees $2.4 M                                 17,000
Insurance during construction                                 7,500
Legal/Accounting expense                                     10,000
Title insurance, leasehold building only                      7,500
Development expense @ 4%                                     92,000
                                                       ------------
                                                                     $   202,000

Contingency                                                          $   283,442
                                                                     -----------
TOTAL CONSTRUCTION COSTS                                             $ 2,000,000